                                                                      EXHIBIT 11

                                                                          1 of 2

                           VARCO INTERNATIONAL, INC.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                           Three Months Ended  Twelve Months Ended
                                                                                            December 31, 1994    December 31, 1994
                                                                                           ------------------  -------------------
A.  CALCULATION OF ADJUSTED EARNINGS

    Net Income After Tax                                                                           $3,891,000          $12,161,000

                                                            Total Number   Average Number        Stock Option          Shares Used
                                              Number of  of Shares after        of Shares          Equivalent         To Calculate
                                                   Days         Weighing      Outstanding              Shares                  EPS
                                              ---------  ---------------   --------------        ------------         ------------
B.  CALCULATION OF AVERAGE SHARES
      OUTSTANDING

    Common Stock Outstanding from
      time-to-time during:

      Three Months Ended December 31, 1994           92    3,072,655,896       33,398,434             147,350           33,545,784
      Twelve Months Ended December 31, 1994         365   12,181,823,412       33,374,859             147,350           33,522,209

C.  CALCULATION OF EARNINGS PER SHARE

                        Net Income After Tax
    Income Per Share =  -------------------------
                        Total Shares Outstanding

    Income Per Share =

      Three Months Ended December 31, 1994    3,891,000          =                  $0.12
                                             ----------
                                             33,545,784

      Twelve Months Ended December 31, 1994  12,161,000          =                  $0.36
                                             ----------
                                             33,522,209

                                                                      EXHIBIT 11

                                                                          2 of 2

                           VARCO INTERNATIONAL, INC.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                           Three Months Ended  Twelve Months Ended
                                                                                            December 31, 1993    December 31, 1993
                                                                                           ------------------  -------------------
A.  CALCULATION OF ADJUSTED EARNINGS

    Net Income After Tax                                                                           $3,293,000           $7,096,000

                                                            Total Number   Average Number        Stock Option          Shares Used
                                              Number of  of Shares after        of Shares          Equivalent         To Calculate
                                                   Days         Weighing      Outstanding              Shares                  EPS
                                              ---------  ---------------   --------------        ------------         ------------
B.  CALCULATION OF AVERAGE SHARES
      OUTSTANDING

    Common Stock Outstanding from
      time-to-time during:

      Three Months Ended December 31, 1993           92    3,063,457,226       33,298,448             213,107           33,511,555
      Twelve Months Ended December 31, 1993         365   12,113,200,018       33,186,849             213,107           33,399,956

C.  CALCULATION OF EARNINGS PER SHARE

                        Net Income After Tax
    Income Per Share =  -------------------------
                        Total Shares Outstanding

    Income Per Share =

      Three Months Ended December 31, 1993    3,293,000          =                  $0.10
                                             ----------
                                             33,511,555

      Twelve Months Ended December 31, 1993   7,096,000          =                  $0.21
                                             ----------
                                             33,399,956